Exhibit 10.20

December 7, 2006

To the Board of Directors of
Taliera Corporation:

Gentlemen:

        The undersigned previously subscribed for and agreed to purchase 500,000 Warrants ("Insider Warrants") at $1.20 per Insider Warrant, of Taliera Corporation (the "Corporation") for an aggregate purchase price of $600,000 ("Purchase Price"), pursuant to terms set forth in a Letter Agreement dated July 28, 2006 (the "Letter Agreement"). This agreement amends the Letter Agreement to provide for the undersigned's agreement to purchase an additional 500,000 Insider Warrants in accordance with the same terms in the Letter Agreement and in lieu of a previous commitment to purchase warrants of the Corporation in the open market.

        The undersigned hereby agrees to purchase an additional 500,000 Insider Warrants at $1.20 per Insider Warrant, for an aggregate purchase price of $600,000 all in accordance with the terms of the Letter Agreement. In all other respects, the terms of the Letter Agreement remain in full force and effect.

Very truly yours,

TALIERA HOLDINGS, LLC
		By:	/s/ J. SMOKE WALLIN J. Smoke Wallin, CEO
Agreed TALIERA CORPORATION

By:	/s/ J. SMOKE WALLIN J. Smoke Wallin, CEO

MORGAN JOSEPH & CO. INC.

By:	/s/ MICHAEL POWELL Name: Michael Powell Title: Managing Director